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                                                                    EXHIBIT 99.1
NEWS RELEASE                                               FOR IMMEDIATE RELEASE
                                                                     Page 1 of 4

ZIX CORPORATION ACQUIRES ASSETS AND BUSINESS OF MYDOCONLINE

ONLINE DOCTOR VISITS, DISEASE MANAGEMENT, AND LAB ORDERING/REPORTING CAPABILITY EXPAND ZIXCORP'S CARE DELIVERY OFFERINGS

DALLAS -- JAN. 30, 2004 -- Zix Corporation (ZixCorp(TM)), (Nasdaq: ZIXI), a global provider of care delivery, protection, and management solutions for electronic communications, today announced it has acquired substantially all of the assets of MyDocOnline(TM), a subsidiary of Aventis Pharmaceuticals, the North American pharmaceuticals business of Aventis (NYSE: AVE) and a leading provider of secure Web-based communications, disease management, and laboratory information solutions for $6.9 million in ZixCorp stock. Additionally, Aventis has signed a three-year contract representing a minimum commitment of $4 million with ZixCorp for various services, initially consisting of patient educational services in various disease classes. The acquisition will be discussed during the quarterly conference call at 5:00 p.m. EST on Feb. 3. Details of the call are listed below. The acquisition enables ZixCorp to enhance its care delivery offerings to include online doctor visits, disease management, lab ordering, and reporting services.

MyDocOnline offers a variety of Internet-based healthcare services. MyDocOnline Connect is a Web-based tool that provides a secure channel between healthcare providers, their clinical and administrative partners, and their patients. Through MyDocOnline Connect, an array of medical practice functions can be efficiently completed online: patients can schedule appointments, complete doctor visits, receive trusted health information from their physician, and interact with self-help tools for healthy living. In addition, the disease management capability enables patients to have online access to preventative, educational, and counseling resources to aid in the delivery and effectiveness of care. Disease management is a critical component to MyDocOnline as it is considered to be one the greatest opportunities to increase clinical outcome and reduce costs relating to healthcare. Another MyDocOnline service is Dr. Chart(R), a Web communications tool that connects healthcare providers and laboratories by enabling physicians to initiate lab orders, check medical necessity compliance, and view results rapidly.

"The addition of MyDocOnline to our existing suite of secure e-communications and transaction capabilities is part of the strategy that the company has been working towards for the last 18 months," said John A. Ryan, chairman and CEO for ZixCorp. "These solutions combined with our existing e-prescribing and compliance solutions provide us with a complete portfolio of solutions that are not only attractive to patients and physicians, but also provide significant benefits to providers, pharmacy more

 www.zixcorp.com  2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 |
                     phone 214 370 2000 | fax 214 370 2070
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Zix Corporation Acquires Assets and Business of MyDocOnline          Page 2 of 4

benefit managers, pharmacies, and pharmaceutical companies. It enables ZixCorp to be uniquely positioned to capitalize on current trends in healthcare for improved care, improved service, and reduced cost. It is clear to me that the foundations we built with our SysTrust-certified ZixSecure Center(TM), secure communications services, and now over 200 healthcare customers, provides us with the unique ability to provide a more effective and secure means of communication within the healthcare community. "

"We are pleased that ZixCorp intends to further the goals that we originally set out for MyDocOnline: to enhance communications and disseminate information between physicians and patients," said Kirk Schueler, Aventis senior vice president and former president and CEO of MyDocOnline, Inc. "We believe that a patient who communicates frequently with his or her physician is better informed and will be more compliant with treatment regimens, which can result in improved health."

Daniel S. Nutkis, president, Care Delivery Solutions for ZixCorp said, "With the assets that we now have, ZixCorp can truly advance the way healthcare is delivered both in quality and efficiency. For example, during an office visit a physician can electronically order a laboratory test, electronically receive the results and annotate them, provide detailed instructions for the patient, and submit a prescription based on the patient's formulary to the patient's preferred pharmacy so it is immediately available for pick up. The patient is notified electronically and can access this information through our secure online care centers. All this can happen without having to schedule another appointment or wait the additional time to receive the results by mail or call the physician with follow-up questions. In addition, patients can be easily provided with educational material for deeper insight into their medical conditions and enrolled in a disease management program. With these solutions, ZixCorp can more effectively monitor outcomes, measure compliance, and ensure a more efficient and effective use of healthcare resources."

Under the terms of the agreement, ZixCorp acquired substantially all of the assets and business of MyDocOnline by issuing 583,411 shares of ZixCorp's common stock, valued at $6.9 million and three year warrants to purchase 145,853 shares of ZixCorp's common stock. The share price was determined using a 20 day average prior to closing for a value of $11.83 and the warrant exercise price at 110 percent with a strike price of $13.01. ZixCorp is required to prepare and file a registration statement covering the resale of the shares and warrants delivered at closing. ZixCorp anticipates that registration of the shares will become effective in approximately 100 days.

Additionally, Aventis has signed a three-year service contract representing a minimum commitment of $4 million to ZixCorp for various ZixCorp services, initially consisting of patient educational services.

                                      more

 www.zixcorp.com  2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 |
                     phone 214 370 2000 | fax 214 370 2070

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Zix Corporation Acquires Assets and Business of MyDocOnline          Page 3 of 4

The services will be delivered in minimum amounts of $1 million, $1 million and $2 million in years one, two, and three, respectively. The $4 million has been paid upfront and in full by Aventis.

In connection with the acquisition, Aventis has loaned ZixCorp $3 million due March 15, 2007 with an annual interest rate of 4.5 percent. The note is payable in either cash or ZixCorp common stock at the option of ZixCorp. Additionally, at Aventis' discretion, the note may be satisfied in the form of additional services provided to Aventis during the term of the note.

CONFERENCE CALL INFORMATION

ZixCorp will hold a conference call to discuss details of this acquisition and the results of the company's Q4 2003 operating results on Feb. 3, 2004 at 5:00 p.m. EST. The dial-in number is (800) 361-0912 or (913) 981-5559. A replay of the conference call will be available until 5:00 p.m. EST on March 2, 2004 at
(888) 203-1112, access code 297012.

ABOUT AVENTIS

Aventis is dedicated to treating and preventing disease by discovering and developing innovative prescription drugs and human vaccines. In 2002, Aventis generated sales of $16.6 billion, invested $3 billion in research and development and employed approximately 71,000 people in its core business. Aventis corporate headquarters are in Strasbourg, France. The company's prescription drugs business is conducted in the U.S. by Aventis Pharmaceuticals Inc., which is headquartered in Bridgewater, N.J. For more information about Aventis in the U.S., visit: www.aventis-us.com.

ABOUT MYDOCONLINE

MyDocOnline(TM) provides innovative tools that enable online communication across the healthcare community, enhancing efficiency and patient care. Its comprehensive product suite -- MyDocOnline Connect, MyDocOnline Practice Solutions, and MyDocOnline Dr Chart(R) -- offers a secure communication channel between healthcare providers, their clinical and administrative partners, and their patients. As a result of the acquisition, approximately 40 employees will transfer to ZixCorp. For information, visit www.mydoconline.com.

ABOUT ZIX CORPORATION

Zix Corporation (ZixCorp(TM)), through its Care Delivery Solutions Group, is a trusted provider of integrated solutions that enable electronic interactions across the healthcare continuum. These solutions provide people with an easy and immediate connection to the people and information they need, thus improving the quality and efficiency of healthcare. ZixCorp services electronically link patients, physicians, payors, pharmacies, and other healthcare professionals in a variety of ways, including e-prescribing, online doctor visits, disease management, lab ordering, and patient education. For more information, visit www.zixcorp.com/caredel.

                                      more

 www.zixcorp.com  2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 |
                     phone 214 370 2000 | fax 214 370 2070

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Zix Corporation Acquires Assets and Business of MyDocOnline          Page 4 of 4

SAFE HARBOR STATEMENT FOR ZIX CORP

THE FOLLOWING IS A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS RELEASE ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S LACK OF SIGNIFICANT REVENUES; THE COMPANY'S ABILITY TO ACHIEVE BROAD MARKET ACCEPTANCE FOR ITS PRODUCTS AND SERVICES, INCLUDING THE PRODUCTS AND SERVICES OFFERED BY ITS RECENTLY ACQUIRED BUSINESSES; RELIANCE ON ESTABLISHING AND MAINTAINING STRATEGIC RELATIONSHIPS TO GAIN CUSTOMERS AND GROW REVENUES; THE EXPECTED INCREASE IN COMPETITION IN E-MESSAGING PROTECTION AND TRANSACTION SERVICES BUSINESS; AND THE COMPANY'S ABILITY TO SUCCESSFULLY AND TIMELY INTRODUCE NEW E-MESSAGING PROTECTION AND TRANSACTION SERVICES, PRODUCTS, OR RELATED SERVICES AND IMPLEMENT TECHNOLOGICAL CHANGES. FURTHER DETAILS ON SUCH RISKS AND UNCERTAINTIES MAY BE FOUND IN THE COMPANY'S PUBLIC FILINGS WITH THE SEC.

SAFE HARBOR STATEMENT FOR AVENTIS

STATEMENTS IN THIS NEWS RELEASE CONTAINING PROJECTIONS OR ESTIMATES OF REVENUES, INCOME, EARNINGS PER SHARE, CAPITAL EXPENDITURES, CAPITAL STRUCTURE, OR OTHER FINANCIAL ITEMS; PLANS AND OBJECTIVES RELATING TO FUTURE OPERATIONS, PRODUCTS, OR SERVICES; FUTURE ECONOMIC PERFORMANCE; OR ASSUMPTIONS UNDERLYING OR RELATING TO ANY SUCH STATEMENTS, ARE FORWARD-LOOKING STATEMENTS SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY DEPENDING ON FACTORS SUCH AS THE TIMING AND EFFECTS OF REGULATORY ACTIONS, THE RESULTS OF CLINICAL TRIALS, THE COMPANY'S RELATIVE SUCCESS DEVELOPING AND GAINING MARKET ACCEPTANCE FOR NEW PRODUCTS, THE OUTCOME OF SIGNIFICANT LITIGATION, AND THE EFFECTIVENESS OF PATENT PROTECTION. ADDITIONAL INFORMATION REGARDING RISKS AND UNCERTAINTIES IS SET FORTH IN THE CURRENT ANNUAL REPORT ON FORM 20-F OF AVENTIS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND IN THE CURRENT ANNUAL REPORT -"DOCUMENT DE REFERENCE"- ON FILE WITH THE "COMMISSION DES OPERATIONS DE BOURSE" IN FRANCE, RECENTLY RENAMED "AUTORITE DES MARCHES FINANCIERS".

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ZIXCORP CONTACTS:
Brad Almond (214) 515-7357, balmond@zixcorp.com

AVENTIS CONTACT;
Christine Kirby - (908) 243-2487, Christine.Kirby@aventis.com

 www.zixcorp.com  2711 N. Haskell Ave. | Suite 2300, LB 36 | Dallas, TX 75204 |
                     phone 214 370 2000 | fax 214 370 2070